EXHIBIT 21

ITRONICS INC. AND SUBSIDIARIES

SIGNIFICANT SUBSIDIARIES

                                            STATE OF          NAMES UNDER WHICH

NAME                                     INCORPORATION           THEY DO BUSINESS

Whitney & Whitney, Inc.                      Nevada                    Same

Itronics Metallurgical, Inc                  Nevada                    Same

Itronics California, Inc.                    California                Same

Nevada Hydrometallurgical Project

(A Partnership)                              Nevada                    Same

American Hydromet (A Joint Venture)          Nevada                    Same

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